Exhibit 99.1
General Growth Properties, Inc.
Supplemental Financial Information
For the Three and Six Months Ended June 30, 2010
This presentation contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, our ability to successfully complete our plan of reorganization and emerge from bankruptcy, our ability to refinance, extend, restructure or repay our near and intermediate term debt, our substantial level of indebtedness, our ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, our liquidity demands and retail and economic conditions. Readers are referred to the documents filed by General Growth Properties, Inc. with the Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release. The Company disclaims any obligation to update any forward-looking statements.

Supplemental Financial/Operational Data
June 30, 2010
Table of Contents
All information included in this supplemental package is unaudited and is as of June 30, 2010, unless otherwise indicated.

Corporate Overview	1 - 2
Corporate Profile	1
Bankruptcy	1
Corporate Overview	1
Stock Listing	1
Common Stock Dividend	1
Investor Relations	1
Transfer Agent	1
Debt Ratings	1
Ownership Structure	2
Total Market Capitalization	2

Second Quarter Earnings Announcement	3-19

Supplemental Financial Data*	20-28
Summary Retained FFO & Core FFO	20
Tenant Allowances, Above- and Below-Market Tenant Leases & Straight Line Rent	21
Master Planned Communities	22-23
Capital Information	24
Changes in Total Common & Equivalent Shares	25
Common Dividend History	26
Summary of Outstanding Debt	27
Second Quarter 2010 Financing Activity	28

Supplemental Operational Data	29-32
Operating Statistics, Certain Financial Information & Top Tenants	29
Retail Portfolio GLA, Occupancy, Sales & Rent Data	30
Retail and Other Net Operating Income by Geographic Area at Share	31
Lease Expiration Schedule, Lease Termination Income at Share	32

Expansions, Redevelopments & New Developments	33

*	The supplemental financial data should be read in conjunction with the Company’s second quarter earnings information (included as pages 3-19 of this supplemental report) as certain disclosures and reconciliations in such announcement have not been included in the supplemental financial data.

Corporate Overview

Corporate Profile
GGP and its predecessor companies have been in the shopping center business for over fifty years. GGP is one of the largest U.S.-based publicly traded real estate investment trusts (REIT). At June 30, 2010, the Company has ownership interest in, or management responsibility for, a portfolio of more than 200 regional shopping malls in 43 states, as well as ownership in master planned community developments and commercial office buildings. The Company’s portfolio totals approximately 200 million square feet and includes over 24,000 retail stores nationwide. Average occupancy at June 30, 2010 was 91.1% and tenant sales per square foot were $418.
Bankruptcy
On April 16, 2009 and April 22, 2009, GGP, approximately 166 regional shopping centers and certain subsidiaries voluntarily sought relief under Chapter 11 of the United States Bankruptcy Code. Certain other subsidiaries, and GGP’s joint ventures, did not file for such bankruptcy protection. As of July 30, 2010, 260 of the 388 subsidiaries which filed for bankruptcy, including 147 regional shopping centers, had emerged from bankruptcy.
Corporate Overview
The corporate mission of GGP is to create value and profit by acquiring, developing, renovating, and managing regional malls in major and middle markets throughout the United States.
Stock Listing
Common Stock
NYSE: GGP
Common Stock Dividend
The Company paid a common stock dividend for 2009 of $0.19 consisting of approximately $5.9 million in cash and approximately 4.9 million shares of common stock on January 28, 2010.

Investor Relations	Transfer Agent

Jim Graham	BNY Mellon
Senior Director, Public Affairs	Shareowner Services
General Growth Properties	480 Washington Blvd
110 North Wacker Drive	Jersey City, NJ 07310
Chicago, IL 60606	(888) 395-8037
Phone (312) 960-2955	Foreign Stockholders:
Fax (312) 994-6747	+1 201 680-6578
james.graham@ggp.com

Debt Ratings

Standard & Poors — Corporate Rating	D
Standard & Poors — Senior Debt Rating	D
Standard & Poors — TRCLP Bonds Rating	NR
Moody’s — Senior Debt Rating	C
Moody’s — TRCLP Bonds Rating	C

Please visit the GGP web site for additional information:	www.ggp.com

Summary Ownership Structure as of June 30, 2010

Total Market Capitalization (dollars in thousands)		June 30, 2010

Total Portfolio Debt (Company consolidated debt plus applicable share from unconsolidated affiliates) (a) (b) (c)		$27,340,942

Perpetual Preferred Units (d)
Perpetual Preferred Units at 8.25%	$5,000

Convertible Preferred Units (d)
Convertible Preferred Units at 6.50%	26,637
Convertible Preferred Units at 7.00%	25,133
Convertible Preferred Units at 8.50%	63,986

	115,756

Total Preferred Securities		$120,756

Other Preferred Stock		476

Common Operating Partnership Units (e)
7.4 million Operating Partnership Units based on an exchange rate of one for 1.0158 per share of common stock as adjusted as a result of common stock issued as a dividend		97,846
Common Stock
317.4 million shares of common stock - outstanding at end of period (e) (f)		$4,208,630

Total Market Capitalization at end of period		$31,768,650

(a)	Reflected at carrying value at June 30, 2010 and excludes liabilities to special improvement districts of $65.2 million, noncontrolling interest adjustment of $69.5 million, mark-to-market adjustments of ($599.3 million) and senior notes discount of ($55.1 million).

(b)	Company consolidated debt at June 30, 2010 includes approximately $7.1 billion of mortgage and other notes payable which are currently subject to compromise as certain of our operating entities are operating under chapter 11 protection. Accordingly, the carrying value for such loans may not reflect the amount which ultimately may be allowed and paid as a result of our Chapter 11 cases.

(c)	Due to the Aliansce IPO in Brazil, the GGP share of Aliansce debt - $104.1 million as of Q2 2010 - is excluded. The GGP investment is now in the form of common stock with no obligations for further contributions.

(d)	Reflected at carrying value at June 30, 2010 as the Company adopted accounting principles related to noncontrolling interests in consolidated financial statements and related guidance in the first quarter of 2009 as required.

(e)	Reflects the closing price per share on June 30, 2010 of $13.26.

(f)	Net of 1.4 million treasury shares.

Second Quarter Earnings Announcement
August 9, 2010

News Release	General Growth Properties, Inc.
110 North Wacker Drive
Chicago, IL 60606
(312) 960-5000
FAX (312) 960-5475

FOR IMMEDIATE RELEASE	CONTACT:	Jim Graham
Senior Director of Public Affairs
(312) 960-2955
General Growth Properties Announces
Results for Second Quarter 2010
Chicago, Illinois, August 9, 2010 — General Growth Properties, Inc. (the Company or GGP) (NYSE: GGP) today reported its operating results for the three months ending June 30, 2010.
Funds from operations was $93.6 million in the second quarter of 2010 compared to $58.2 million in the second quarter of 2009, an increase of approximately $35.4 million. Core FFO for the second quarter of 2010 was $102.9 million, or $0.32 per fully diluted share, compared to $124.6 million, or $0.39 per fully diluted share, for the second quarter of 2009. Earnings per share were a loss of $0.37 in the second quarter of 2010 compared to a loss of $0.51 in the second quarter of 2009.
“Our financial and operating performance during the second quarter demonstrated continued progress in meeting our strategic priorities,” said Adam Metz, chief executive officer of GGP. “GGP’s earnings were characterized by increased leasing activity, sales and traffic at properties compared to the same period last year. Our properties in the Northeast and Florida performed particularly well. Our leasing pipeline today is much stronger than it was a year ago. Our NOI for the quarter reflects in part the leasing environment from last year, when GGP faced its greatest challenges, but our leasing results have been considerably stronger since then, and I expect our NOI to reflect that improvement in future quarters.”
“During the second quarter, we signed 2.8 million square feet of in-line and outparcel tenant leasing deals. We actively manage our assets to attract the nation’s leading retailers, including Forever 21, which opened its largest store to date (126,000 square feet) at Fashion Show Mall in Las Vegas, and Microsoft, which opened a store in our Park Meadows Mall in Colorado and signed a lease for a new store in Oakbrook Center. In addition, Nordstrom remains on track to open at Christiana Mall in Delaware and at the St. Louis Galleria in 2011.”
During the quarter, tenant sales at comparable properties increased by 7.8%, which further builds on the 7.5% year-over-year growth in the first quarter of 2010. Mr. Metz continued, “Strong tenant sales demonstrate the success of our property strategy. Tenant sales lead to increased tenant demand, which results in higher occupancy and rental rates. Tenant sales at our properties have increased over the comparable 2009 month every month so far this year from their low point in December 2009. To that end, we remain focused on continuing to improve our properties’ shopping experience so that we create a long-term, sustainable franchise in our markets.
“As we have been improving our leasing and operating performance, we have been successfully managing our financial restructuring,” concluded Mr. Metz. “We are extremely pleased with our progress in the restructuring to date, and we look forward to continuing to work productively with all of our stakeholders to finish building the strong capital structure that will sustain GGP in the future. GGP will emerge from Chapter 11 with a strengthened financial foundation to enable us to execute on our clear strategy to build value for all stakeholders.”

Second Quarter 2010 and 2009 Comparable Retail and other Segment NOI

	Three Months Ended
	June 30,
	2010	2009
	(In thousands)
Retail and other segment NOI	$593,495	$612,875

Adjustments	(22,026)	(21,446)

Comparable Retail and other segment NOI	$571,469	$591,429

Decrease in Comparable Retail and other segment NOI	(3.4%)
A schedule showing adjustments and non-comparable income and expense items and their impact on 2010 and 2009 Net Operating Income (“NOI”) from our Retail and other segment is provided with this release. Concurrent with this release, the Company has also made available on its website its quarterly package of supplemental financial information, which provides additional operational result detail.
OPERATIONAL HIGHLIGHTS
GGP remains focused on three interrelated strategies to thrive in the future:
▪	Restructuring its balance sheet to create a solid foundation for future growth

▪	Realigning the Company’s property portfolio to focus on core strengths

▪	Reengineering operations to be more efficient and effective
Among GGP’s recent highlights with respect to these strategies are:
On July 13, 2010, as amended August 2, 2010, GGP filed with the Bankruptcy Court its Amended Plan of Reorganization and Disclosure Statement (“the Plan”), continuing its progress toward expected emergence from bankruptcy in October 2010. Under the Plan, which is subject to Bankruptcy Court approval, GGP will emerge with a significantly improved balance sheet and substantially less debt than when the Company filed for bankruptcy protection, providing it with a strong financial foundation to execute its growth strategy going forward. GGP will satisfy debt and other claims in full, provide a substantial recovery for stockholders and implement a recapitalization with a minimum of $7.0 billion of new equity capital.

▪	GGP has successfully and consensually restructured all of approximately $15 billion of the project-level debt included in the bankruptcy, and has closed on all but $95 million of that debt. These plans provide for the payment of all allowed creditor claims in full and the extension of the secured mortgage loans so that GGP has a range of maturities of such filed debt, with no restructured loan maturing before January 1, 2014. Certain debt associated with non-filed joint venture properties matures prior to 2014.

▪	The Company has named four new executives to assume the roles of chief financial officer and department heads for asset management, leasing and marketing/communications. Drawn from experienced talent from both within and outside the organization, the Company believes these individuals strengthen the management team and will help the Company effectively execute its growth strategy.
SEGMENT RESULTS
Retail and Other Segment
▪	NOI in this segment decreased to $593.5 million for the second quarter of 2010 from the $612.9 million reported for the second quarter of 2009. Excluding the items detailed in the attached schedule of significant items that impact comparability, NOI for the second quarter of 2010 declined 3.4% year-over-year. Comparable NOI was primarily affected by reduced revenue and occupancy as a result of continuing weak economic conditions, which are triggering rental concessions, bankruptcy claim settlements and other reductions in rents and collections. See table below.

Comparable Property NOI Bridge

	Three Months Ended
	June 30,
	2010	2009	Y-o-Y Change
	(In thousands)
Total Retail and other NOI	$593,495	$612,875	(3.2%)

Adjustments:
NOI from noncomparable properties	(14,576)	(10,201)
Termination income	(8,161)	(11,077)
Corporate and other	711	(168)

Comparable Retail and other NOI	$571,469	$591,429	(3.4%)

▪	Revenues from consolidated properties declined $20.8 million, or approximately 2.8%, for the second quarter of 2010 to $727.2 million, primarily due to declines in minimum rents and tenant recoveries as a result of declines in specialty leasing occupancy and sales volumes, the disruptive effect of the bankruptcy process and the continued weak economic conditions.

▪	Revenues from unconsolidated properties at the Company’s ownership share were $147.6 million for the second quarter of 2010, roughly comparable to the $149.8 million in the second quarter of 2009.

▪	Comparable tenant sales on a trailing 12 month basis increased 0.2% compared to the same period last year. However, on a quarterly basis, comparable tenant sales rose a healthy 7.8% year-over-year, with first quarter momentum continuing into second quarter. June 2010 comparable sales increased 9.2% year-over-year, with April and May showing increases of 7.2% and 6.8%, respectively.

▪	Retail leasing activity continued to increase during the second quarter of 2010, with retailers now willing, in general, to commit to longer lease terms than in the prior year. Total in-line and outparcel tenant leasing deals were signed covering

2.8 million square feet, an increase of 23% over the same period of last year. In addition to renewals, this total includes new deal square footage of approximately 433 thousand square feet. Given that tenant sales continue to increase, GGP believes that it is well positioned for future lease rate increases.

▪	Retail Center occupancy increased to 91.1% at June 30, 2010 from 91.0% at June 30, 2009.
Master Planned Communities Segment
GGP’s premier master planned community segment includes The Woodlands and Bridgeland, both in the Houston metropolitan area, Summerlin in Las Vegas and Columbia and Emerson in Maryland. This segment also includes the Nouvelle at Natick condominium project.
▪	During the quarter, GGP sold 27 units at its Nouvelle Natick condominium project and entered into agreements to sell an additional 15 units. As cumulative unit sales (128 units) exceed the threshold for revenue recognition under the percentage of completion method of accounting, previously deferred revenues of approximately $52.9 million were recognized in the second quarter of 2010.

▪	Land sale revenues for the second quarter of 2010 were $7.1 million for consolidated master planned communities and $13.3 million for unconsolidated communities, compared to $22.4 million and $13.4 million, respectively, for the second quarter of 2009. Decreases in land sale revenues for the consolidated master planned communities, particularly Columbia, reflect continued weak overall demand for individual lots. These decreases where partially offset by sales of lots in the Houston communities, which continued their first quarter 2010 improvements compared to 2009.

▪	NOI from the Master Planned Communities segment for the second quarter of 2010 was $0.9 million for consolidated properties and $4.6 million for the unconsolidated properties, continuing the first quarter 2010 results where margins from lot sales did not significantly exceed selling and community-specific general and administrative costs, which are largely fixed.
CORE FFO, FFO AND EPS HIGHLIGHTS
▪	Core FFO for the second quarter of 2010 was $102.9 million, or $0.32 per fully diluted share, compared to $124.6 million, or $0.39 per fully diluted share, for the second quarter of 2009. Core FFO excludes results from the Master Planned Communities segment and the (provision for) benefit from income taxes. FFO was $93.6 million in the second quarter of 2010 compared to $58.2 million in the second quarter of 2009, an increase of approximately $35.4 million. The primary driver for this quarterly increase was a decrease in aggregate provisions for impairment of $62.5 million compared to second quarter 2009. Partially offsetting this increase were $80.1 million, net, of reorganization items incurred in the second quarter of 2010 arising from the Company’s bankruptcy proceedings as detailed in the supplemental schedule of items that impact comparability. Similar items incurred in the second quarter of 2009 were $50.6 million (recorded either as reorganization items or as strategic initiative costs if such costs were incurred prior to GGP’s bankruptcy filing in April 2009).

▪	EPS were a loss of $0.37 in the second quarter of 2010 compared to a loss of $0.51 in the second quarter of 2009. A substantial majority of the improvement in EPS was due to the items listed in the attached supplemental comparative schedule of matters affecting NOI, Core FFO and FFO described above.
GGP INFORMATION/WEBSITE
The Company currently has ownership interest in more than 200 regional shopping malls in 43 states, as well as ownership in master planned community developments and commercial office buildings. The Company’s portfolio totals approximately 200 million square feet of retail space and includes over 24,000 retail stores nationwide. The Company’s common stock is currently traded on the New York Stock Exchange under the symbol GGP. For more information, please visit the Company website at http://www.ggp.com.
NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS
FUNDS FROM OPERATIONS AND CORE FFO
The Company, consistent with real estate industry and investment community preferences, uses FFO as a supplemental measure of operating performance for a Real Estate Investment Trust (REIT). The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) attributable to common stockholders (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization and including adjustments for unconsolidated partnerships and joint ventures.
The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties. FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance. However, the Company believes that FFO is a less meaningful supplemental measure for the Master Planned Communities segment of its business. FFO does not facilitate an understanding of the operating performance of the Master Planned Communities segment of its business as its primary strategy in this segment is to develop and sell land in a manner that increases the value of the remaining land. In addition, the Master Planned Communities segment of the Company’s business is operated within taxable REIT subsidiaries and therefore its (provision for) benefit from income tax expense is largely attributable to this segment of the business. To isolate these parts of the Company from the Retail and Other segment, for which FFO is a relevant measure of operating performance, the Company also uses Core FFO as an operating measure. Core FFO is defined as FFO excluding the NOI from the Master Planned Communities segment and the (provision for) benefit from income taxes.
In order to provide a better understanding of the relationship between Core FFO, FFO and GAAP net income (loss), a reconciliation of Core FFO and FFO to GAAP net income (loss) attributable to common stockholders has been provided. Neither Core FFO nor FFO represent cash flow from operating activities in accordance with GAAP, neither should be considered as an alternative to GAAP net income (loss) attributable to common stockholders and neither is necessarily indicative of cash available to fund cash needs. In addition, the Company has presented FFO on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.
REAL ESTATE PROPERTY NET OPERATING INCOME (NOI) AND COMPARABLE NOI
The Company believes that NOI is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as operating revenues (rental income, land and condominium sales, tenant recoveries and other income) less property and related expenses (real estate taxes, land and condominium sales operating costs, property maintenance costs, marketing and other property expenses). As with FFO described above, NOI has been reflected on a consolidated and unconsolidated basis (at the Company’s ownership share). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.
Because NOI excludes general and administrative expenses, interest expense, retail investment property impairment or other non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to non-controlling interests, reorganization items, strategic initiatives and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates, land values (with respect to the Master Planned Communities) and operating costs. This measure thereby provides an operating perspective not immediately apparent from GAAP operating or net income (loss) attributable to common stockholders. The Company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the Company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results, gross margins and investment returns.
In addition, management believes that NOI provides useful information to the investment community about the Company’s operating performance. However, due to the exclusions noted above, NOI should only be used as an alternative measure of the Company’s financial performance. For reference, and as an aid in understanding management’s computation of NOI, a reconciliation of NOI to consolidated operating income (loss) as computed in accordance with GAAP has been presented.
Comparable retail and other segment NOI excludes from both years the NOI of properties with significant physical or merchandising changes and those properties acquired or opened during the relevant comparative accounting periods.

PROPERTY INFORMATION
The Company has presented information on its consolidated and unconsolidated properties separately in the accompanying financial schedules. As a significant portion of the Company’s total operations are structured as joint venture arrangements which are unconsolidated, management of the Company believes that operating data with respect to all properties owned provides important insights into the income produced by such investments for the Company as a whole. In addition, the individual items of revenue and expense for the unconsolidated properties have been presented at the Company’s ownership share of such unconsolidated ventures. As substantially all of the management operating philosophies and strategies are the same regardless of ownership structure, an aggregate presentation of NOI and other operating statistics yields a more accurate representation of the relative size and significance of such elements of the Company’s overall operations.
FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, our ability to successfully complete our plan of reorganization and emerge from bankruptcy, our ability to refinance, extend, restructure or repay our near and intermediate term debt, our substantial level of indebtedness, our ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, our liquidity demands and retail and economic conditions,. Readers are referred to the documents filed by General Growth Properties, Inc. with the Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release. The Company disclaims any obligation to update any forward-looking statements.
###

GENERAL GROWTH PROPERTIES, INC.
OVERVIEW
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Funds From Operations (“FFO”)

Company stockholders	$91,512	$56,863	$334,104	$(105,038)
Operating Partnership unit holders	2,095	1,322	7,667	(2,693)

Operating Partnership	$93,607	$58,185	$341,771	$(107,731)

Increase (decrease) in FFO over comparable prior year period	60.9%	(73.8)%	417.2%	(124.6)%

FFO per share:
Company stockholders — basic	$0.29	$0.18	$1.06	$(0.34)
Operating Partnership — basic	0.29	0.18	1.06	(0.34)
Operating Partnership — diluted	0.29	0.18	1.05	(0.34)
Increase (decrease) in diluted FFO per share over comparable prior year periods	61.1%	(73.9)%	408.8%	(123.9)%

Core Funds From Operations (“Core FFO”)
Core FFO	$102,918	$124,552	$357,037	$1,664
Increase (decrease) in Core FFO over comparable prior year period	(17.4)%	(43.9)%	21,356.6%	(99.6)%

Core FFO per share — diluted	0.32	0.39	1.10	0.01
Increase (decrease) in diluted Core FFO per share over comparable prior year periods	(17.9)%	(44.3)%	10,900.0%	(99.3)%

Dividends
Dividends paid per share (a)	$—	$—	$0.19	$—
Payout ratio (% of diluted FFO paid out)	—%	—%	18.1%	—%

Real Estate Property Net Operating Income (“NOI”)
Retail and Other:
Consolidated	$491,919	$514,699	$977,659	$1,021,122
Unconsolidated	101,576	98,176	202,113	197,670

Total Retail and Other	593,495	612,875	1,179,772	1,218,792

Master Planned Communities:
Consolidated	900	(55,325)	(4,197)	(109,720)
Unconsolidated	4,567	4,687	7,231	5,020

Total Master Planned Communities	5,467	(50,638)	3,034	(104,700)

Total Real estate property net operating income	$598,962	$562,237	$1,182,806	$1,114,092

	June 30,	December 31,
Selected Balance Sheet Information	2010	2009

Cash and cash equivalents	$548,265	$654,396

Investment in real estate:
Net land, buildings and equipment	$21,381,958	$21,684,661
Developments in progress	425,864	417,969
Net investment in and loans to/from
Unconsolidated Real Estate Affiliates	1,951,246	1,941,024
Investment property and property held for development and sale	1,913,655	1,753,175

Net investment in real estate	$25,672,723	$25,796,829

Total assets	$27,837,384	$28,149,774

Mortgages, notes and loans payable not subject to compromise	$16,809,002	$7,300,772
Mortgages, notes and loans payable subject to compromise (b)	7,856,257	17,767,253
Redeemable noncontrolling interests — Preferred	120,756	120,756
Redeemable noncontrolling interests — Common	97,851	86,077
Total equity	822,515	847,339

Total capitalization (at cost)	$25,706,381	$26,122,197

(a)	Represents 2009 dividend declared in December 2009 that was paid in January 2010 ($6.0 million in cash and 4.9 million shares of common stock).

(b)	Mortgages, notes and loans payable subject to compromise are for obligations of the Debtors which do not have effective plans of reorganization as of June 30, 2010. The principal amounts of such mortgages, notes and loans payable may change in the future depending on the outcome of their respective Chapter 11 cases.

GENERAL GROWTH PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues:
Minimum rents	$484,459	$498,708	$977,217	$997,816
Tenant recoveries	215,587	224,691	429,838	457,710
Overage rents	7,447	5,782	17,793	15,806
Land and condominium sales	59,965	22,448	65,035	31,435
Management fees and other corporate revenues	15,902	18,860	33,988	40,719
Other	21,957	21,606	42,683	37,249

Total revenues	805,317	792,095	1,566,554	1,580,735

Expenses:
Real estate taxes	71,062	68,959	143,157	140,518
Property maintenance costs	26,188	22,100	62,032	49,459
Marketing	6,250	6,906	13,331	14,482
Other property operating costs	128,201	126,479	255,272	258,178
Land and condominium sales operations	59,065	21,850	69,232	32,464
Provision for doubtful accounts	3,619	8,847	9,946	19,179
Property management and other costs	48,517	42,200	83,949	85,609
General and administrative	5,668	6,591	13,306	14,112
Strategic Initiatives	—	25,713	—	64,013
Provisions for impairment	19,923	82,388	31,273	413,480
Depreciation and amortization	175,318	186,472	352,621	391,087

Total expenses	543,811	598,505	1,034,119	1,482,581

Operating income (loss)	261,506	193,590	532,435	98,154

Interest income	137	501	813	1,231
Interest expense	(301,726)	(328,351)	(637,004)	(656,841)

Loss before income taxes, noncontrolling interests, reorganization items, and equity in income of Unconsolidated Real Estate Affiliates	(40,083)	(134,260)	(103,756)	(557,456)
Provision for income taxes	(14,234)	(15,742)	(17,884)	(4,228)
Equity in income of Unconsolidated Real Estate Affiliates	16,901	16,339	50,652	23,877
Reorganization items	(80,111)	(24,918)	9,301	(24,918)

Income (loss) from continuing operations	(117,527)	(158,581)	(61,687)	(562,725)
Discontinued operations — loss on dispositions	—	—	—	(55)

Net income (loss)	(117,527)	(158,581)	(61,687)	(562,780)
Allocation to noncontrolling interests	1	179	(4,184)	8,299

Net income (loss) attributable to common stockholders	$(117,526)	$(158,402)	$(65,871)	$(554,481)

Basic and Diluted Earnings (Loss) Per Share:
Continuing operations	$(0.37)	$(0.51)	$(0.21)	$(1.78)
Discontinued operations	—	—	—	—

Total basic and diluted earnings (loss) per share	$(0.37)	$(0.51)	$(0.21)	$(1.78)

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Three Months Ended June 30, 2010
	Consolidated	Unconsolidated	Segment
Retail and Other	Properties	Properties	Basis
Property revenues:
Minimum rents	$484,459	$97,466	$581,925
Tenant recoveries	215,587	37,500	253,087
Overage rents	7,447	951	8,398
Other, including noncontrolling interests	19,746	11,667	31,413

Total property revenues	727,239	147,584	874,823

Property operating expenses:
Real estate taxes	71,062	12,078	83,140
Property maintenance costs	26,188	4,599	30,787
Marketing	6,250	1,107	7,357
Other property operating costs	128,201	27,509	155,710
Provision for doubtful accounts	3,619	715	4,334

Total property operating expenses	235,320	46,008	281,328

Retail and other net operating income	491,919	101,576	593,495

Master Planned Communities
Land and condominium sales	59,965	13,337	73,302
Land and condominium sales operations	(59,065)	(8,770)	(67,835)

Master Planned Communities net operating income	900	4,567	5,467

Real estate property net operating income	492,819	106,143	$598,962

Management fees and other corporate revenues	15,902	5,960
Property management and other costs	(48,517)	(9,661)
General and administrative	(5,668)	682
Provisions for impairment	(19,923)	(421)
Depreciation on non-income producing assets, including headquarters building	(2,451)	—
Interest income	137	2,506
Interest expense	(301,726)	(46,030)
Provision for income taxes	(14,234)	(544)
Preferred unit distributions	(2,335)	—
Other FFO from noncontrolling interests	1,051	28
Reorganization items	(80,111)	—

FFO	34,944	58,663
Equity in FFO of Unconsolidated Properties	58,663	(58,663)

Operating Partnership FFO	$93,607	$—

	Three Months Ended June 30, 2009
	Consolidated	Unconsolidated	Segment
Retail and Other	Properties	Properties	Basis
Property revenues:
Minimum rents	$498,708	$97,043	$595,751
Tenant recoveries	224,691	38,722	263,413
Overage rents	5,782	975	6,757
Other, including noncontrolling interests *	18,809	13,013	31,822

Total property revenues	747,990	149,753	897,743

Property operating expenses:
Real estate taxes	68,959	12,263	81,222
Property maintenance costs *	22,100	4,165	26,265
Marketing	6,906	1,275	8,181
Other property operating costs *	126,479	32,068	158,547
Provision for doubtful accounts	8,847	1,806	10,653

Total property operating expenses	233,291	51,577	284,868

Retail and other net operating income	514,699	98,176	612,875

Master Planned Communities
Land and condominium sales	22,448	13,419	35,867
Land and condominium sales operations	(21,850)	(8,732)	(30,582)

Master Planned Communities net operating income	598	4,687	5,285

Provision for impairment	(55,923)	—	(55,923)

Master Planned Communities net operating (loss) income	(55,325)	4,687	(50,638)

Real estate property net operating income	459,374	102,863	$562,237

Management fees and other corporate revenues	18,861	4,396
Property management and other costs	(42,200)	(9,254)
General and administrative	(6,591)	(2,482)
Strategic initiatives	(25,713)	—
Provisions for impairment	(26,465)	(1,761)
Depreciation on non-income producing assets, including headquarters building	(2,395)	—
Interest income	501	1,015
Interest expense	(328,351)	(41,991)
(Provision for) benefit from income taxes	(15,742)	13
Preferred unit distributions	(2,336)	—
Other FFO from noncontrolling interests	1,330	31
Reorganization items	(24,918)	—

FFO	5,355	52,830
Equity in FFO of Unconsolidated Properties	52,830	(52,830)

Operating Partnership FFO	$58,185	$—

*	Approximately $2.9 million of fee revenue and $31.8 million of operating costs, primarily cleaning and janitorial costs, were reclassified to conform to the 2010 presentation.

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Six Months Ended June 30, 2010
	Consolidated	Unconsolidated	Segment
Retail and Other	Properties	Properties	Basis
Property revenues:
Minimum rents	$977,217	$197,345	$1,174,562
Tenant recoveries	429,838	76,771	506,609
Overage rents	17,793	2,190	19,983
Other, including noncontrolling interests	36,549	22,355	58,904

Total property revenues	1,461,397	298,661	1,760,058

Property operating expenses:
Real estate taxes	143,157	24,663	167,820
Property maintenance costs	62,032	9,881	71,913
Marketing	13,331	2,628	15,959
Other property operating costs	255,272	57,231	312,503
Provision for doubtful accounts	9,946	2,145	12,091

Total property operating expenses	483,738	96,548	580,286

Retail and other net operating income	977,659	202,113	1,179,772

Master Planned Communities
Land and condominium sales	65,035	25,972	91,007
Land and condominium sales operations	(69,232)	(18,741)	(87,973)

Master Planned Communities net operating (loss) income	(4,197)	7,231	3,034

Real estate property net operating income	973,462	209,344	$1,182,806

Management fees and other corporate revenues	33,988	9,850
Property management and other costs	(83,949)	(18,887)
General and administrative	(13,306)	260
Provisions for impairment	(31,273)	(421)
Depreciation on non-income producing assets, including headquarters building	(4,793)	—
Interest income	813	3,178
Interest expense	(637,004)	(88,215)
Provision for income taxes	(17,884)	(416)
Preferred unit distributions	(4,671)	—
Other FFO from noncontrolling interests	2,337	57
Reorganization items	9,301	—

FFO	227,021	114,750
Equity in FFO of Unconsolidated Properties	114,750	(114,750)

Operating Partnership FFO	$341,771	$—

	Six Months Ended June 30, 2009
	Consolidated	Unconsolidated	Segment
Retail and Other	Properties	Properties	Basis
Property revenues:
Minimum rents	$997,816	$194,434	$1,192,250
Tenant recoveries	457,710	79,541	537,251
Overage rents	15,806	2,191	17,997
Other, including noncontrolling interests *	31,606	25,641	57,247

Total property revenues	1,502,938	301,807	1,804,745

Property operating expenses:
Real estate taxes	140,518	24,844	165,362
Property maintenance costs *	49,459	8,999	58,458
Marketing	14,482	2,750	17,232
Other property operating costs *	258,178	64,490	322,668
Provision for doubtful accounts	19,179	3,054	22,233

Total property operating expenses	481,816	104,137	585,953

Retail and other net operating income	1,021,122	197,670	1,218,792

Master Planned Communities
Land and condominium sales	31,435	18,520	49,955
Land and condominium sales operations	(32,464)	(13,500)	(45,964)

Master Planned Communities net operating (loss) income	(1,029)	5,020	3,991
Provision for impairment	(108,691)	—	(108,691)

Master Planned Communities net operating (loss) income	(109,720)	5,020	(104,700)

Real estate property net operating income	911,402	202,690	$1,114,092

Management fees and other corporate revenues	40,719	7,929
Property management and other costs	(85,609)	(18,300)
General and administrative	(14,112)	(6,743)
Strategic initiatives	(64,013)	—
Provisions for impairment	(304,789)	(3,207)
Depreciation on non-income producing assets, including headquarters building	(4,877)	—
Interest income	1,231	1,932
Interest expense	(656,841)	(83,584)
Provision for income taxes	(4,228)	(467)
Preferred unit distributions	(4,671)	—
Other FFO from noncontrolling interests	2,666	59
Reorganization items	(24,918)	—

FFO	(208,040)	100,309
Equity in FFO of Unconsolidated Properties	100,309	(100,309)

Operating Partnership FFO	$(107,731)	$—

*	Approximately $5.6 million of fee revenue and $63.7 million of operating costs, primarily cleaning and janitorial costs, were reclassified to conform to the 2010 presentation.

GENERAL GROWTH PROPERTIES, INC.
SUPPLEMENTAL SCHEDULE OF SIGNIFICANT ITEMS THAT IMPACT COMPARABILITY (a)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Retail and other net operating income	$593,495	$612,875	$1,179,772	$1,218,792

Retail and other net operating income adjustments:
Net operating income from noncomparable properties	(14,576)	(10,201)	(28,935)	(17,623)
Corporate and other	711	(168)	(2,070)	(1,607)
Termination income	(8,161)	(11,077)	(20,832)	(20,194)

Total Retail and other net operating income adjustments	(22,026)	(21,446)	(51,837)	(39,424)

Comparable retail and other net operating income	$571,469	$591,429	$1,127,935	$1,179,368

Core FFO	$102,918	$124,552	$357,037	$1,664

Core FFO adjustments:
Retail and other net operating income adjustments	(22,026)	(21,446)	(51,837)	(39,424)
Provisions for impairment:
Operating properties	19,716	—	30,773	121,422
Non-recoverable development and pre-development costs	628	8,865	921	57,824
Goodwill	—	19,361	—	128,750

Core FFO provisions for impairment	20,344	28,226	31,694	307,996

Reorganization items (b)
Gains on liabilities subject to compromise — other	(5,672)	(2,379)	(6,876)	(2,379)
Gains on liabilities subject to compromise — mortgage debt	(35,938)	—	(319,009)	—
Restructuring costs	120,388	26,207	313,837	26,207
Interest income	(80)	(7)	(90)	(7)
U.S. Trustee fees	1,413	1,097	2,837	1,097

Total reorganization items	80,111	24,918	(9,301)	24,918

Strategic initiatives (c)	—	25,713	—	64,013

Termination of interest rate swaps	—	34,813	—	34,813

Total Core FFO adjustments	78,429	92,224	(29,444)	392,316

Comparable Core FFO	$181,347	$216,776	$327,593	$393,980

Comparable Core FFO per share — diluted	$0.56	$0.68	$1.01	$1.23

(a)	Includes consolidated and unconsolidated properties.

(b)	Reorganization items reflect bankruptcy-related activity, including gains on liabilities subject to compromise, interest income, U.S. Trustee fees, and other restructuring costs, incurred after filing for Chapter 11 protection on April 16, 2009.

(c)	Strategic initiatives include fees and expenses incurred for various consultants and advisors that assisted in the development of strategic alternatives relating to our liquidity and financing situation prior to filing for Chapter 11 protection.

GENERAL GROWTH PROPERTIES, INC.
SUPPLEMENTAL DISCLOSURE OF CERTAIN NON-CASH REVENUES AND EXPENSES REFLECTED IN FFO
(In thousands)

	Three Months Ended		Three Months Ended
	June 30, 2010		June 30, 2009
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$1,802	$81	$2,502	$1,214
Straight-line rent	8,571	2,674	10,058	2,747
Real estate taxes:
Real estate tax stabilization agreement	(981)	—	(981)	—
Other property operating costs:
Non-cash ground rent expense	(1,569)	(248)	(1,576)	(481)
Provisions for impairment	(19,923)	(421)	(82,388)	(1,761)
Interest expense:
Mark-to-market adjustments on debt	21,212	138	3,816	944
Amortization of deferred finance costs	(7,495)	(424)	(5,843)	(400)
Amortization of discount on exchangeable notes	(7,180)	—	(6,757)	—
Termination of interest rate swaps	(4,520)	—	10,061	—
Debt extinguishment costs	(157)	—	—	—
Non-cash reorganization items	(5,047)	—	(31,176)	—

Totals	$(15,287)	$1,800	$(102,284)	$2,263

	Six Months Ended		Six Months Ended
	June 30, 2010		June 30, 2009
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$3,085	$85	$3,356	$2,932
Straight-line rent	19,117	5,046	18,694	6,525
Real estate taxes:
Real estate tax stabilization agreement	(1,962)	—	(1,962)	—
Other property operating costs:
Non-cash ground rent expense	(3,133)	(393)	(3,163)	(681)
Provisions for impairment	(31,273)	(421)	(413,480)	(3,207)
Interest expense:
Mark-to-market adjustments on debt	8,822	214	6,063	1,331
Amortization of deferred finance costs	(16,352)	(837)	(25,974)	(825)
Amortization of discount on exchangeable notes	(14,290)	—	(13,450)	—
Termination of interest rate swaps	(9,040)	—	18,675	—
Debt extinguishment costs	(157)	—	—	—
Non-cash reorganization items	198,533	—	(31,176)	—

Totals	$153,350	$3,694	$(442,417)	$6,075

SUPPLEMENTAL SCHEDULE OF MANAGEMENT AND ADMINISTRATIVE COSTS, NET
(In thousands)

	Three Months Ended		Three Months Ended
	June 30, 2010		June 30, 2009
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Management fees and other corporate revenues, net *	$10,088	$5,960	$12,974	$4,396
Property management and other costs	(48,517)	(3,847)	(42,200)	(3,367)
General and administrative	(5,668)	682	(6,591)	(2,482)

Total management and administrative costs, net	$(44,097)	$2,795	$(35,817)	$(1,453)

	Six Months Ended		Six Months Ended
	June 30, 2010		June 30, 2009
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Management and other fees, net (a)	$22,303	$9,850	$28,867	$7,929
Property management and other costs	(83,949)	(7,202)	(85,609)	(6,448)
General and administrative	(13,306)	260	(14,112)	(6,743)

Total management and administrative costs, net	$(74,952)	$2,908	$(70,854)	$(5,262)

*	Management and other fees are net of property management fee expense incurred by the unconsolidated properties, at our ownership share, which are reflected as a component of property management and other costs in unconsolidated properties. Such amounts are $5.8 million for the three months ended June 30, 2010, $5.9 million for the three months ended June 30, 2009, $11.7 million for the six months ended June 30, 2010, and $11.9 million for the six months ended June 30, 2009.

GENERAL GROWTH PROPERTIES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Reconciliation of Real Estate Property Net Operating Income (“NOI”) to GAAP Operating Income (Loss)
Real estate property net operating income:
Segment basis	$598,962	$562,237	$1,182,806	$1,114,092
Unconsolidated Properties	(106,143)	(102,863)	(209,344)	(202,690)

Consolidated Properties	492,819	459,374	973,462	911,402
Management fees and other corporate revenues	15,902	18,861	33,988	40,719
Property management and other costs	(48,517)	(42,200)	(83,949)	(85,609)
General and administrative	(5,668)	(6,591)	(13,306)	(14,112)
Strategic Inititaives	—	(25,713)	—	(64,013)
Provisions for impairment	(19,923)	(26,465)	(31,273)	(304,789)
Depreciation and amortization	(175,318)	(186,472)	(352,621)	(391,087)
Noncontrolling interest in NOI of Consolidated Properties and other	2,211	2,796	6,134	5,643

Operating income (loss)	$261,506	$193,590	$532,435	$98,154

Reconciliation of Core FFO to Funds From Operations (“FFO”) and to GAAP Net Income (Loss) Attributable to Common Stockholders
Core FFO	$102,918	$124,552	$357,037	$1,664
Master Planned Communities net operating loss	5,467	(50,638)	3,034	(104,700)
Provision for income taxes	(14,778)	(15,729)	(18,300)	(4,695)

Funds From Operations — Operating Partnership	93,607	58,185	341,771	(107,731)
Depreciation and amortization of capitalized real estate costs	(210,458)	(220,584)	(423,042)	(462,679)
Gains (losses) on sales of investment properties *	(4,194)	—	11,926	(55)
Noncontrolling interests in depreciation of Consolidated Properties and other	819	893	1,962	1,768
Redeemable noncontrolling interests	2,700	3,104	1,512	14,216

Net income (loss) attributable to common stockholders	$(117,526)	$(158,402)	$(65,871)	$(554,481)

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Real Estate Affiliates
Equity in Unconsolidated Properties:
NOI	$106,143	$102,863	$209,344	$202,690
Net property management fees and costs	(3,701)	(4,858)	(9,037)	(10,371)
Net interest expense	(43,524)	(40,976)	(85,037)	(81,652)
General and administrative, provisions for impairment, income taxes and noncontrolling interest in FFO	(255)	(4,199)	(520)	(10,358)

FFO of unconsolidated properties	58,663	52,830	114,750	100,309
Depreciation and amortization of capitalized real estate costs	(37,591)	(36,507)	(75,214)	(76,469)
Other, including gains on sales of investment properties *	(4,171)	16	11,116	37

Equity in income of Unconsolidated Real Estate Affiliates	$16,901	$16,339	$50,652	$23,877

Reconciliation of Weighted Average Shares Outstanding
Basic:
Weighted average number of shares outstanding — FFO per share	324,628	319,601	323,837	319,596
Conversion of Operating Partnership units	(7,265)	(7,264)	(7,265)	(7,990)

Weighted average number of Company shares outstanding — GAAP EPS	317,363	312,337	316,572	311,606

Diluted:
Weighted average number of shares outstanding — FFO per share	326,127	319,601	325,277	319,596
Conversion of Operating Partnership units	(7,265)	(7,264)	(7,265)	(7,990)
Effect of dilutive securities — options	(1,499)	—	(1,440)	—

Weighted average number of Company shares outstanding — GAAP EPS	317,363	312,337	316,572	311,606

*	Included in such amounts for the six months ended June 30, 2010 is $9.3 million of gain, which, according to current GAAP guidance, is recognized due to our Brazilian joint venture issuing common stock with an issue price in excess of our carrying value per share of our investment in such venture.

Supplemental Financial Data

GENERAL GROWTH PROPERTIES, INC.
SUMMARY RETAINED FFO & CORE FFO
(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Cash From Recurring Operations
FFO — Operating Partnership	$93,607	$58,185	$341,771	$(107,731)
Plus (Less):
Master Planned Communities non-cash adjustment	53	(41,724)	(5,264)	10,501
Land development expenditures, net of related financing	(10,719)	(9,346)	(14,831)	(16,192)
Deferred income taxes	2,260	8,362	3,895	(9,842)
Tenant allowances and capitalized leasing costs (a) (b) (c)	(17,645)	(22,854)	(38,386)	(55,556)
Capital expenditures (d)	(11,347)	(3,600)	(26,655)	(6,634)
Above- and below-market tenant leases, net	(1,883)	(3,716)	(3,170)	(6,288)
Straight-line rent adjustment	(11,245)	(12,805)	(24,163)	(25,219)
Real estate tax stabilization agreement	981	981	1,962	1,962
Non-cash ground rent expense	1,817	2,057	3,526	3,844
Provisions for impairment	20,344	84,149	31,694	416,687
Mark-to-market adjustments on debt	(21,350)	(4,760)	(9,036)	(7,394)
Amortization of deferred finance costs	7,919	6,243	17,189	26,799
Amortization of discount on exchangeable notes	7,180	6,757	14,290	13,450
Termination of interest rate swaps	4,520	(10,061)	9,040	(18,675)
Debt extinguishment costs	157	—	157	—
Non-cash reorganization items	5,047	31,176	(198,533)	31,176

Cash From Recurring Operations — Operating Partnership	$69,696	$89,044	$103,486	$250,888

Retained Funds From Recurring Operations
Cash From Recurring Operations — Operating Partnership (from above)	$69,696	$89,044	$103,486	$250,888
Less common and preferred dividends/distributions paid (e)	(146)	(102)	(59,787)	(307,723)

Retained Funds From Recurring Operations — Operating Partnership	$69,550	$88,942	$43,699	$(56,835)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Core FFO
Operating Partnership FFO	$93,607	$58,185	$341,771	$(107,731)
Exclusions, at the Company’s share:
Master Planned Communities net operating loss (income)	(5,467)	50,638	(3,034)	104,700
Provision for (benefit from) income taxes	14,779	15,729	18,300	4,695

Core FFO	$102,918	$124,552	$357,037	$1,664

Weighted average shares assuming full conversion of Operating Partnership Units — diluted	326,127	319,601	325,277	319,596

Core FFO — per share	$0.32	$0.39	$1.10	$0.01

(a)	Certain prior period amounts have been reclassified to conform to the current period presentation.

(b)	Reflects only tenant allowances on currently operating properties or projects; allowances that relate to new and redevelopment projects are excluded (see Expansions, Redevelopments and New Developments Section).

(c)	Prior period tenant allowances and leasing costs have been restated to cash basis from accrual

(d)	Reflects only non-tenant operating capital expenditures; tenant allowances (per (b) above) and capital expenditures that relate to new and redevelopment/renovation projects are excluded. Certain prior period amounts have been reclassified to conform to the current period presentation.

(e)	Includes common stock issued as a dividend.

GENERAL GROWTH PROPERTIES, INC.
TENANT ALLOWANCES, ABOVE- AND BELOW-MARKET TENANT LEASES & STRAIGHT LINE RENT
(dollars in thousands)

(a)	Reflects only tenant allowances on currently operating properties or projects; allowances that relate to new and redevelopment projects are excluded (see Expansions, Redevelopments and New Developments Section).

(b)	Prior period tenant allowances and leasing costs have been restated to cash basis from accrual.

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — NET OPERATING INCOME BY COMMUNITY
(dollars in thousands)

						Unconsolidated
	Consolidated Properties					Property @ Share	Company Portfolio
	Maryland			Nouvelle at	Total		Total MPC
	Properties	Summerlin	Bridgeland	Natick	Consolidated	The Woodlands	Segment
Three Months Ended

June 30, 2010
Land and Condominium Sales (a) (b)	$1,567	$1,721	$3,748	$52,929	$59,965	$13,337	$73,302
Land and Condominium Sales Operations (b) (c) (d)	1,355	6,967	2,479	48,264	59,065	8,770	67,835

Net Operating Income (Loss)	$212	$(5,246)	$1,269	$4,665	$900	$4,567	$5,467

June 30, 2009
Land and Condominium Sales (a)	$18,608	$1,428	$2,412	$—	$22,448	$13,419	$35,867
Land Sales Operations (c) (d)	16,137	3,780	1,933	—	21,850	8,732	30,582

Net Operating Income (Loss) before provision for impairment	$2,471	$(2,352)	$479	$—	$598	$4,687	$5,285

Six Months Ended

June 30, 2010
Land and Condominium Sales (a) (b)	$2,365	$3,006	$6,735	$52,929	$65,035	$25,972	$91,007
Land and Condominium Sales Operations (b) (c) (d)	2,322	13,718	4,572	48,620	69,232	18,741	87,973

Net Operating Income (Loss) before provision for impairment (f)	$43	$(10,712)	$2,163	$4,309	$(4,197)	$7,231	$3,034

June 30, 2009
Land and Condominium Sales (a)	$19,173	$7,387	$4,875	$—	$31,435	$18,520	$49,955
Land and Condominium Sales Operations (c) (d)	16,987	11,449	4,028	—	32,464	13,500	45,964

Net Operating Income (Loss) before provision for impairment	$2,186	$(4,062)	$847	$—	$(1,029)	$5,020	$3,991

Net Cash Flow Generated (e)

	Six Months ended June 30,
	2010	2009
Net Operating Income	$(1,275)	$3,991
Cost of Land Sales	3,250	18,668
The Woodlands NOI (f)	(7,231)	(5,020)
Other Adjustments to Derive Cash Generated (g)	(1,283)	(3,147)

Non-cash Adjustments	(5,264)	10,501

Total Cash Generated	(6,539)	14,492

Land Development Expenditures, Net of Related Financing	(14,831)	(16,192)

Estimated Net Cash Flow from Master Planned Communities (h)	$(21,370)	$(1,700)

(a)	Includes builder price participation.

(b)	The increase in land sales operations in 2010 was primarily the result of the recognition of $52.9 million of deferred revenue and $48.3 million of associated costs of sales related to condominium unit sales at the Nouvelle at Natick that surpassed the threshold of sold units in order to recognize revenue under the percentage of completion method.

(c)	Land Sales Operations includes selling and general and administrative expenses.

(d)	Land Sales Operations for Summerlin for 2009 includes quarterly accruals for semi-annual distributions pursuant to the Contingent Stock Agreement (“CSA”).

(e)	Excludes Nouvelle at Natick.

(f)	Since The Woodlands partnership retains all funds until the end of the year, The Woodlands NOI is excluded from the Estimated Net Cash Flow generated by Master Planned Communities segment. The Woodlands partnership did not distribute any cash during 2010.

(g)	Includes a collections of builder notes receivable, deposits on future sales, conversion of accrual basis expenses to a cash basis including semi-annual distributions pursuant to the CSA in 2009, builder price participation and other miscellaneous items.

(h)	For 2009, estimated net cash flow used excludes any additional payments under the CSA. It also excludes any provision for income taxes on the earnings of the Master Planned Communities segment which is operated through taxable REIT subsidiaries.

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — LOT SALES, PRICING AND ACREAGE BY COMMUNITY (a)
(dollars in thousands)

		Lot Sales and Pricing (b)		Acreage (c)
		Six Months Ended		Total	Remaining
		June 30th		Gross	Saleable
		2010	2009	Acres	Acres
Maryland Properties (d)

Residential	- Acres Sold	—	247.4		12
	- Average Price/Acre	$—	$73

Commercial	- Acres Sold	—	—		291
	- Average Price/Acre	$—	$—

Maryland Properties Acreage				16,450 (e)	303

Summerlin (f)

Residential	- Acres Sold	—	—		6,559
	- Average Price/Acre	$—	$—

Commercial	- Acres Sold	—	4.4		625
	- Average Price/Acre	$—	$999

Summerlin Acreage				22,500	7,184

Bridgeland
Residential	- Acres Sold	24.3	13.2		3,981
	- Average Price/Acre	$255	$305

Commercial	- Acres Sold	—	14.80		1,246
	- Average Price/Acre	$—	$50

Bridgeland Acreage				11,400	5,227 (e)

The Woodlands (g)
Residential	- Acres Sold	114.6	61.6		1,063
	- Average Price/Acre	$346	$423

Commercial	- Acres Sold	24.70	15.3		1,018
	- Average Price/Acre	$328	$370

The Woodlands Acreage				28,400	2,081

(a)	Excludes operations from our residential condominium project, although Nouvelle has 97 remaining unites to be sold.

(b)	Lot Sales and Pricing — This is the aggregate contract price paid for all parcels sold in that community of that property type, divided by the relevant acres sold in that period and is based on sales closed. This average price can fluctuate widely, depending on location of the parcels within a community and the unit price and density of what is sold. Note also that the price indicated does not include payments received under builders’ price participation agreements, where the Company may receive additional proceeds post-sale and record those revenues at that later date, based on the final selling price of the home. In some cases, these payments have been significant with respect to the initial lot price. In addition, there will be other timing differences between lot sales and reported revenue, due to financial statement revenue recognition limitations. The above pricing data also does not reflect the impact of income tax and the CSA, which can have a material impact on valuation. Due to the possibility of wide fluctuations in any given period, drawing broad conclusions based on any given quarter’s data is not recommended.

Reference is made to other disclosures in our filings on Forms 10-Q and 10-K, as well as in this supplemental financial information for a discussion of the valuation of this segment of our business.

(c)	Acreage:

Residential - This includes standard, custom, and high density residential land parcels. Standard residential lots are designated for detached and attached single- and multi-family homes, of a broad range, from entry-level to luxury homes. At Summerlin, we have designated certain residential parcels as custom lots as their premium price reflects their larger size and other distinguishing features — such as being within a gated community, having golf course access, or being located at higher elevations. High density residential includes townhomes, apartments, and condominiums.

Commercial - Designated for retail, office, services, and other for-profit activities, as well as those parcels allocated for use by government, schools, houses of worship, and other not-for-profit entities.

Gross Acres - Encompasses all of the land located within the borders of the master planned community, including parcels already sold, saleable parcels, and non-saleable areas, such as roads, parks, and recreation and conservation areas.

Remaining Saleable Acres - Includes only parcels that are intended for sale. Excludes non-saleable acres as defined above. The mix of intended use, as well as the amount of remaining saleable acres, are primarily based on assumptions regarding entitlements and zoning of the remaining project and are likely to change over time as the master plan is refined.

(d)	Maryland Properties include Columbia, Gateway, Emerson and Fairwood.

(e)	Amount has been adjusted for current estimates of Total Gross Acres and Remaining Saleable Acres

(f)	Summerlin — Average price per acre includes assumption of special improvement district financing.

(g)	The Woodlands — Shown at 100% for context. GGP’s Share of The Woodlands is 52.5%.

GENERAL GROWTH PROPERTIES, INC.
CAPITAL INFORMATION
(dollars in thousands except per share data)

	6/30/2010	12/31/2009	12/31/2008	12/31/2007

Capital Information

Closing common stock price per share	$13.26	$11.56	$1.29	$41.18
52 Week High (a)	18.15	13.24	44.23	67.43
52 Week Low (a)	1.33	0.32	0.24	39.31
Total Return — Trailing Twelve Months (share depreciation/appreciation and dividend)	635.0%	-16.8%	-93.2%	-17.6%

Common Shares and Common Units outstanding at end of period	324,657,681 (b)	319,646,263 (b)	319,576,582 (b)	295,749,082

Portfolio Capitalization Data
Total Portfolio Debt (d)
Fixed	$21,431,579	$21,738,116	$23,070,699	$23,580,449
Variable	5,909,363	6,076,744	4,755,927	3,546,063
Total Preferred Securities	121,232	121,232	121,232	121,482
Common stock and Operating Partnership units outstanding at end of period (e)	4,306,476	3,695,111	412,254	12,178,947

Total Market Capitalization at end of period (f)	$31,768,650	$31,631,203	$28,360,112	$39,426,941

Leverage Ratio (%)	86.1%	87.9%	98.1%	68.8%

(a)	52-week pricing information includes intra-day highs and lows.

(b)	Net of 1.4 million treasury shares; assumes conversion of Operating Partnership units.

(c)	Excludes liabilities to special improvement districts, noncontrolling interest adjustment and mark-to-market adjustments and includes the effect of interest rate swaps.

(d)	Company consolidated debt at June 30, 2010 includes approximately $7.1 billion of mortgage and other notes payable which are currently subject to compromise as certain of our operating entities are operating under chapter 11 protection. Accordingly, the carrying value for such loans may not reflect the amount which ultimately may be allowed and paid as a result of our chapter 11 cases.

(e)	Reflects the closing price per share on June 30, 2010 of $13.26.

(f)	Excludes shares of common stock issuable on any exchange of the 3.98% Exchangeable Notes due 2027, as such notes are not currently exchangeable as of the period presented.

GENERAL GROWTH PROPERTIES, INC.
CHANGES IN TOTAL COMMON & EQUIVALENT SHARES

	Operating	Company		Total Common
	Partnership	Common	Treasury	& Equivalent
	Units	Shares	Stock	Shares

Common Shares and Operating Partnership Units (“OP Units”) Outstanding at December 31, 2009	7,264,791	313,831,411	(1,449,939)	319,646,263

Common Stock Issued as a dividend	—	4,923,287	—	4,923,287

Issuance of stock for restricted stock grants, net of forfeitures	—	88,131	—	88,131

Common Shares and OP Units Outstanding at June 30, 2010	7,264,791	318,842,829	(1,449,939)	324,657,681

Net number of common shares issuable assuming exercise of dilutive stock options at June 30, 2010				1,431,672

Diluted Common Shares and OP Units Outstanding at June 30, 2010				326,089,353

Weighted average common shares and OP Units outstanding for the six months ended June 30, 2010 (Basic)				323,836,944

Weighted average net number of common shares issuable assuming exercise of dilutive stock options and exchange of operating partnership units				1,440,031

Fully Diluted Weighted Average Common Shares and OP Units Outstanding for the six months ended June 30, 2010 (a)				325,276,975

(a)	Excludes shares of common stock issuable on any exchange of the 3.98% Senior Exchangeable Notes due 2027, as such notes are not currently exchangeable due to our bankruptcy filing as of the period ended June 30, 2010.

GENERAL GROWTH PROPERTIES, INC.
COMMON DIVIDEND HISTORY

(a)	1993 annualized.

(b)	Dividend was suspended October 2008.

(c)	In December 2009, the Company declared a common stock dividend of $0.19 (payable 10% in cash and 90% in stock), paid in January 2010, as approved by the Bankruptcy Court to allow GGP to satisfy its 2009 REIT distribution requirements.

(d)	Based on FFO definitions that existed during the specified reporting period. As noted above, the Company paid a dividend for the fourth quarter of 2009, 10% in cash and 90% in stock, to satisfy its 2009 REIT distribution requirements.

GENERAL GROWTH PROPERTIES, INC.
SUMMARY OF OUTSTANDING DEBT
(dollars in thousands)

(a)	Rates, in the case of Debtors currently operating under chapter 11 protection, are non-default contract rates and all rates include the effects of deferred finance costs, interest rate swaps and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
SECOND QUARTER 2010 FINANCING ACTIVITY
(dollars in thousands)

	Fixed Rate	Floating Rate	Total Debt
March 31, 2010 (a)	$21,594,312	$5,912,010	$27,506,322

New Funding:
Non-Property Related	8,075	—	8,075

Refinancings:
Property Related	317	—	317

Other Property Related (b)	(171,125)	(2,647)	(173,772)

Net Change	(162,734)	(2,647)	(165,381)

June 30, 2010 (a)	$21,431,579	$5,909,363	$27,340,942

(a)	Includes Company’s share of debt Unconsolidated Real Estate Affiliates. Excludes special improvement districts liability of $65.2 million, minority interest adjustment of $69.5 million, purchase accounting mark-to-market adjustments of ($599.3 million) and the discount on senior notes of ($55.1 million)

(b)	Includes approximately $65.1 million of previously deferred principal amounts and other loan paydowns that were paid in conjunction with the approximately $3.2 billion of secured debt modifications and extensions that were obtained concurrently with the April-June 2010 emergence from bankruptcy of certain Debtors. Includes the reduction in debt due to the deed transfer of Highland Mall to the lender in satisfaction of the loan.

Supplemental Operational Data

GENERAL GROWTH PROPERTIES, INC.
OPERATING STATISTICS, CERTAIN FINANCIAL INFORMATION & TOP TENANTS (a)
AS OF JUNE 30, 2010

	Consolidated	Unconsolidated	Company
	Retail	Retail	Retail
OPERATING STATISTICS (a)	Properties	Properties	Portfolio (b)
Occupancy	90.1%	94.7%	91.1%
Trailing 12 month total tenant sales per sq. ft.	$403	$467	$418
% change in total sales	-0.3%	1.2%	0.1%
% change in comparable sales	0.7%	-2.1%	0.2%
Mall and freestanding GLA (in sq. ft.)	50,694,334	14,271,788	64,966,122

CERTAIN FINANCIAL INFORMATION

Average annualized in place sum of rent and recoverable common area costs per sq. ft. (c) (d)	$46.93	$54.92
Average sum of rent and recoverable common area costs per sq. ft. for new/renewal leases (excludes current year acquisitions) (c) (d)	$30.96	$37.96
Average sum of rent and recoverable common area costs per sq. ft. for leases expiring in current year (excludes current year acquisitions) (c) (d)	$34.35	$43.46

Percent of Minimum
Rents, Tenant
Recoveries and
TOP TEN LARGEST TENANTS (COMPANY RETAIL PORTFOLIO)	Other

LIMITED BRANDS, INC	2.9%
THE GAP, INC.	2.8
ABERCROMBIE & FITCH STORES, INC	2.3
FOOT LOCKER, INC	2.3
GOLDEN GATE CAPITAL	1.7
AMERICAN EAGLE OUTFITTERS, INC	1.5
MACY’S INC.	1.3
FOREVER 21, INC	1.3
LUXOTTICA RETAIL NORTH AMERICA INC	1.3
AMERICAN MULTI-CINEMA, INC	1.2

(a)	Data is for 100% of the mall and freestanding GLA in each portfolio, including those properties that are owned by Unconsolidated Real Estate Affiliates. Data excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

(b)	Data presented in the column “Company Retail Portfolio” are weighted average amounts.

(c)	Represents the sum of rent and recoverable common area costs.

(d)	Data includes a significant proportion of short-term leases on inline spaces that are leased for one year or less. Rents and recoverable common area costs related to these short-term leases are typically much lower than those related to long-term leases. Excluding such leases, the Consolidated year to date for new and renewal leases is $44.67 per square foot and the full year rate of expirations is $48.12 per square foot. For Unconsolidated properties, such rates are $51.66 per square foot and $59.74 per square foot respectively.

GENERAL GROWTH PROPERTIES, INC.
RETAIL PORTFOLIO GLA, OCCUPANCY, SALES & RENT DATA (a)
GLA as of June 30, 2010

			Total Mall/	Avg. Mall/
	Total Anchor GLA	Avg. Anchor GLA	Freestanding GLA	Freestanding GLA	Total GLA
Consolidated	78,727,475	521,374	50,694,334	335,724	129,421,809
Unconsolidated	21,931,118	626,603	14,271,788	407,765	36,202,906

Company	100,658,593	535,418	64,966,122	345,564	165,624,715
% of Total	60.8%		39.2%		100.0%
Occupancy History

	Consolidated	Unconsolidated	Company
6/30/2010	90.1%	94.7%	91.1%
6/30/2009	90.3%	93.3%	91.0%
12/31/2009	91.0%	93.8%	91.6%
12/31/2008	92.1%	93.9%	92.5%
12/31/2007	93.4%	94.9%	93.8%
12/31/2006	93.4%	94.2%	93.6%
Trailing 12 Month Total Tenant Sales per Square Foot

	Consolidated	Unconsolidated	Company
6/30/2010	$403	$467	$418
6/30/2009	404	459	417
12/31/2009	393	447	406
12/31/2008	423	489	438
12/31/2007 (b)	444	521	462
12/31/2006 (b)	443	473	453
Average in Place Sum of Rent and Recoverable Common Area Costs (at 100%) (c)

	Consolidated	Unconsolidated
6/30/2010	$46.93	$54.92
6/30/2009	46.46	54.94
12/31/2009	47.09	54.98
12/31/2008	46.31	56.44
12/31/2007	44.90	53.35
Sum of Rent and Recoverable Common Area Cost Rates (at 100%) (c)

	Year to Date	Full Year	Rent
	New/Renewals	Expirations	Spread
Consolidated
6/30/2010	$30.96	$34.35	-$3.39
6/30/2009	30.57	35.43	-4.86
12/31/2009	32.02	35.43	-3.41
12/31/2008	38.92	33.68	5.24
12/31/2007	39.64	31.38	8.26

Unconsolidated
6/30/2010	$37.96	$43.46	-$5.50
6/30/2009	44.28	47.05	-2.77
12/31/2009	43.31	47.05	-3.74
12/31/2008	56.02	47.51	8.51
12/31/2007	50.17	37.95	12.22
Occupancy Cost as a % of Sales

	Consolidated	Unconsolidated	Company
6/30/2010	14.2%	14.7%	14.3%
6/30/2009	13.8%	14.0%	13.8%
12/31/2009	14.6%	14.8%	14.7%
12/31/2008 (b)	13.3%	13.1%	13.3%
12/31/2007 (b)	12.5%	12.5%	12.5%
12/31/2006 (b)	12.6%	12.4%	12.5%

(a)	Excludes all international operations which combined represent approximately 2% of segment basis real estate property net operating income. Also excludes community centers.

(b)	As reported, due to tenant sales reporting timelines, data is presented one month behind reporting date.

(d)	Data includes a significant proportion of short-term leases on inline spaces that are leased for one year or less. Rents and recoverable common area costs related to these short-term leases are typically much lower than those related to long-term leases. Excluding such leases, the Consolidated year to date for new and renewal leases is $44.67 per square foot and the full year rate of expirations is $48.12 per square foot. For Unconsolidated properties, such rates are $51.66 per square foot and $59.74 per square foot respectively.

GENERAL GROWTH PROPERTIES, INC.
RETAIL AND OTHER NET OPERATING INCOME BY GEOGRAPHIC AREA AT SHARE
(dollars in thousands)

	Six Months Ended		Six Months Ended
	June 30,		June 30,
	2010	% of Total	2009	% of Total
West
Alaska, Arizona, California, Colorado, Hawaii, Idaho, Montana, Nevada, New Mexico, Oregon, Utah, Washington, Wyoming	$ 414,218	35.1%	$431,363	35.4%

North Central
Illinois, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Wisconsin	138,336	11.7%	143,786	11.8%

South Central
Arkansas, Louisiana, Oklahoma, Texas	152,950	12.9%	156,801	12.9%

Northeast
Connecticut, Delaware, Indiana, Kentucky, Maine, Maryland, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island, Vermont, Virginia, West Virginia	309,752	26.3%	324,520	26.6%

Southeast
Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee	141,259	12.0%	146,834	12.0%

International	22,187	1.9%	16,046	1.3%

Corporate and Other (a)	2,070	0.2%	(559)	0.0%

TOTAL	$1,179,772	100.0%	$1,218,792	100.0%

(a)	Represents miscellaneous items that are included in the Total Retail and Other NOI line item that are not specifically related to retail property operations.

GENERAL GROWTH PROPERTIES, INC.
LEASE EXPIRATION SCHEDULE AND LEASE TERMINATION INCOME AT SHARE
AS OF JUNE 30, 2010
(in thousands)
Lease Expiration Schedule (a) (b)

	Consolidated			Unconsolidated at Share (c)
				Sum of Rent
	Sum of Rent and		Sum of Rent and	and		Sum of Rent and
	Recoverable		Recoverable	Recoverable		Recoverable
	Common Area	Square	Common Area	Common Area	Square	Common Area
	Costs	Footage	Costs/Sq. Ft.	Costs	Footage	Costs/Sq. Ft.

2010	80,158	1,583	50.64	11,229	166	67.64
2011	190,033	4,197	45.28	27,630	488	56.62
2012	238,557	4,582	52.06	29,730	488	60.92
2013	192,417	3,739	51.46	29,045	457	63.56
2014	209,324	3,795	55.16	27,425	403	68.05
2015	208,191	3,485	59.74	39,686	584	67.96
2016	198,644	2,918	68.08	47,408	667	71.08
2017	202,465	2,952	68.59	54,545	696	78.37
2018	229,469	3,135	73.20	55,913	705	79.31
2019	166,838	2,167	76.99	41,185	507	81.23
Subsequent	143,506	2,239	64.09	38,953	599	65.03
Specialty Leasing w/ terms in excess of 12 months	60,937	3,745	16.27	7,766	344	22.58

Total at Share	$2,120,539	38,537	$55.03	$410,515	6,104	$67.25

All Expirations	$2,120,539	38,537	$55.03	$846,540	12,468	$67.90

(a)	Excludes leases on anchors of 30,000 square feet or more and tenants paying percentage rent in lieu of base minimum rent.

(b)	Excludes all international operations which combined represent approximately 2% of segment basis real estate property net operating income. Also excludes community centers.

(c)	Unconsolidated at Share reflect the Company’s interest in the properties owned by the Unconsolidated Real Estate Affiliates.
Retail Lease Termination Income at Share

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Consolidated	$6,634	$9,268	$16,163	$16,632
Unconsolidated	1,552	2,018	4,846	3,921

Total Termination Income at Share	$8,186	$11,286	$21,009	$20,553

Expansions, Redevelopments & New Developments

GENERAL GROWTH PROPERTIES, INC.
FORECASTED DEVELOPMENT COST SUMMARY (a)
AS OF JUNE 30, 2010
(in millions at share)
As a result of our Chapter 11 filings, GGP has substantially halted or reduced all development and redevelopment activity, other than projects substantially complete, joint venture projects and projects with commitments we are obligated to fulfill.
EXPANSIONS AND REDEVELOPMENTS

			Forecasted Total	Expenditures	Forecasted Cost
Property	Description	Ownership %	Cost	through 6/30/2010	to Complete	Projected Opening
Christiana Mall Newark, DE	Addition of Nordstrom and Target, interior mall renovation, and lifestyle center expansion	50%	$94.7	$79.1	$15.6	Q1 2011 (b)
Fashion Place Murray, UT	Nordstrom, mall shop and streetscape GLA expansion, and interior mall renovation	100%	125.0	65.2	59.8	Q4 2012 (c)
Saint Louis Galleria Saint Louis, MO	Addition of Nordstrom and mall shop GLA	100%	56.4	26.8	29.6	Q4 2011
Ward Centers Honolulu, HI	Addition of a two level 65,000 sf retail space, parking structure and other retail space	100%	165.3	110.0	55.3	Deferred (d)
Current forecasted cost of other expansion and redevelopment projects not yet open (e)			32.3	19.3	13.0

Total expansion and redevelopment projects not yet open			$473.7	$300.4	$173.3

Current forecasted additional costs to be incurred on recently opened projects (f)					22.0

Grand Total Forecasted Cost to Complete on Expansions and Redevelopment Projects					$195.3

NEW DEVELOPMENTS

			Forecasted Total	Expenditures	Forecasted Cost
Property	Description	Ownership %	Cost	through 6/30/2010	to Complete	Projected Opening
Natick Natick, MA	Nouvelle at Natick - luxury condominiums	100%	$177.3 (g)	$174.7	$2.6	(h	)
Current forecasted cost of other new retail development projects not yet open (e)			57.6	52.5	5.1

Total new development projects not yet open			$234.9	$227.2	$7.7

Current forecasted additional costs to be incurred on recently opened projects (f)					13.6

Grand Total Forecasted Cost to Complete on New Development Projects					$21.3

GRAND TOTAL FUTURE DEVELOPMENT SPENDING

	2010	2011	Beyond	Total

Grand Total Future Development Spending (i)	$ 88.39	$83.79	$44.41	$216.59

(a)	Excludes international projects.

(b)	Interior mall renovation and lifestyle expansion were completed Q4 2009. Target expected to open Q4 2010. Nordstrom expected to open Q1 2011.

(c)	Nordstrom and interior mall renovation completed Q1 2009. Remainder of project expected to be completed in phases by Q4 2012.

(d)	Construction of the parking garage component of the project resumed in 2010. Construction of the garage is now anticipated to be fully complete Q1 2011.

(e)	Additional costs to be incurred on other redevelopment and new development projects are primarily construction related.

(f)	Additional costs to be incurred on recently opened projects are primarily tenant related.

(g)	Excludes all provisions for impairment and residential sales.

(h)	Sales period began Q2 2007.

(i)	Inactive projects have been excluded. As of June 30, 2010, we had incurred $3.2M of development costs associated with inactive redevelopments. Any decision to abandon these projects would potentially result in a write off of a substantial portion of the costs incurred to date. Our inactive new developments have a carrying value net of impairments of $112.0M. There can be no assurance that these projects will not create additional impairment provisions.